Exhibit 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. TO RELEASE

FIRST-QUARTER 2006 EARNINGS APRIL 27

ATLANTA, April 7, 2006 – Coca-Cola Enterprises (NYSE: CCE) will release first-quarter 2006 earnings before the market opens on Thursday, April 27. A conference call discussing these results will be webcast that morning live via the Internet at 10:00 a.m. ET.

The earnings news release and the webcast will be available through the Investor Relations section of the company’s Web site, www.cokecce.com. A replay of the webcast will be available later that day.

Coca-Cola Enterprises Inc. is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

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